FOR IMMEDIATE RELEASE:                      CONTACT:  Dwayne Powell, CEO
                                                      870-802-1700

            POCAHONTAS BANCORP, INC. ANNOUNCES FIRST QUARTER EARNINGS

Jonesboro, Arkansas, February 9, 2006-- Pocahontas Bancorp, Inc. (Nasdaq-NMS:PFSL) announced earnings for the first quarter of the fiscal year ending September 30, 2006. Net income was $0.86 million for the quarter ended December 31, 2005, compared to net income of $1.12 million for the quarter ended December 31, 2004. Basic and diluted earnings per share were $0.19 for the quarter ended December 31, 2005 compared to basic earnings per share of $0.25 and diluted earnings per share of $0.24 for the same period last year.

Net interest income before provision for loan loss for the quarter ended December 31, 2005 was $3.95 million compared to $4.37 million for the quarter ended December 31, 2004, a decrease of $0.42 million. The decrease was primarily due to a 44 basis point decrease in the net interest rate spread to 2.43% for the quarter ended December 31, 2005 compared to 2.87% for the quarter ended December 31, 2004. Net interest margin was 2.35% for the quarter ended December 31, 2005 compared to 2.72% for the quarter ended December 31, 2004.

There was no provision for loan losses for the quarter ended December 31, 2005 compared to $0.13 million for the quarter ended December 31, 2004. Management periodically reviews the credit quality of the loan portfolio in order to establish a sufficient allowance for losses on loans. The provision for loan loss for the quarters ended December 31, 2005 and 2004 reflected management's estimate of the amount of allowance for loan losses required based on management's current judgments about the credit quality of individual loans and segments of the loan portfolio; changing economic and other conditions may require future adjustments to the allowance for loan losses.

Non-interest income decreased $0.10 million to $1.46 million for the quarter ended December 31, 2005 compared to the quarter ended December 31, 2004. The decrease in non-interest income was primarily due to a nominal trading gain on equity securities during the quarter ended December 31, 2005 compared to a $0.36 million trading gain on equity securities for the quarter ended December 31, 2004 and a $0.07 million decrease in the gain on sale of loans to $0.20 million for the quarter ended December 31, 2005 from $0.27 million for the quarter ended December 31, 2004, partially offset by a $0.22 million gain on the sale of loan servicing for the quarter ended December 31, 2005.

Total operating expenses were $4.32 million for the quarter ended December 31, 2005, compared to $4.10 million for the quarter ended December 31, 2004. The increase in total operating expense was primarily due to the increases in compensation and benefits, and occupancy and equipment. The Company's savings and loan subsidiary operated 21 locations at December 31, 2005 compared to 19 locations at December 31, 2004. Both compensation and benefits and occupancy and equipment expenses increased during the three-month period ended December 31, 2005 compared to the same period last year due to the increase in branch locations.

Total assets increased 1.4% to $751.53 million at December 31, 2005 from $741.26 million at September 30, 2005. The increase was primarily the result of an increase in investment securities of $25.56 million and a $2.73 million increase in cash, which were partially offset by a decrease in total net loans of $14.76 million. The yield on average interest earning assets at December 31, 2005 was 5.62% compared to 5.44% at September 30, 2005.

Investment balances increased $25.56 million during the quarter ended December 31, 2005 due primarily to $34.44 million in securities purchased, which was partly offset by $10.42 million in principal paydowns and maturities and the sale and call of $1.66 million in securities.

Total net loans receivable were $414.84 million at December 31, 2005 compared to $429.60 million at September 30, 2005. During the three-month period ended December 31, 2005, proceeds from the sale of mortgage loans held for sale were $11.94 million, compared to $15.11 million sold during the three-month period ended December 31, 2004. Total nonperforming loans decreased 6.3% to $3.69 million at December 31, 2005 from $3.94 million at September 30, 2005.

Total deposits increased $19.60 million or 3.8% to $533.64 million at December 31, 2005 compared to $514.04 million at September 30, 2005. The increase was mainly due to the Company refocusing its efforts on attracting certificate accounts by offering more competitive interest rates and terms on those accounts. Total Federal Home Loan Bank advances decreased $6.07 million or 4.1% to $142.58 million at December 31, 2005 compared to $148.65 million at September 30, 2005.

Pocahontas Bancorp, Inc. is a unitary thrift holding company, which owns First Community Bank, a federally chartered savings and loan. First Community Bank conducts business from 21 offices located primarily in Northeast Arkansas and Tulsa County, Oklahoma. Pocahontas Bancorp's common stock is traded on the NASDAQ National Market under the symbol PFSL.

POCAHONTAS BANCORP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (UNAUDITED)
--------------------------------------------------------------------------------


                                                                                     December 31,         September 30,
                                                                                         2005                  2005
ASSETS
Cash                                                                                $  26,144,377        $    23,411,451
Cash surrender value of life insurance                                                  8,098,936              8,019,097
Securities held-to-maturity, at cost                                                  144,282,884            129,952,373
Securities available-for-sale, at fair value                                          110,683,625             99,460,045
Trading securities, at fair value                                                               -              3,126,044
Loans receivable, net                                                                 412,113,533            426,538,047
Loans receivable, held for sale                                                         2,726,168              3,057,985
Accrued interest receivable                                                             4,501,314              4,487,837
Premises and equipment, net                                                            16,595,320             16,716,912
Federal Home Loan Bank stock, at cost                                                   8,041,800              7,962,000
Goodwill                                                                                8,847,572              8,847,572
Core deposit premiums, net                                                              5,080,018              5,323,319
Other assets                                                                            4,410,900              4,360,885
                                                                                    -------------        ---------------
TOTAL ASSETS                                                                        $ 751,526,447        $   741,263,567
                                                                                    =============        ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Deposits                                                                           $  533,639,492        $  514,043,734
Federal Home Loan Bank advances                                                       142,580,123           148,645,397
Deferred compensation                                                                   2,120,850             2,176,859
Accrued expenses and other liabilities                                                  3,658,074             7,066,640
Trust preferred securities                                                             16,967,875            16,962,683
                                                                                   --------------        --------------
Total liabilities                                                                     698,966,414           688,895,313
                                                                                   --------------        --------------

STOCKHOLDERS' EQUITY:
Common stock, $0.01 par value, 8,000,000 shares authorized;
7,602,492 shares issued and 4,641,717 shares outstanding
at December 31, 2005 and September 30, 2005                                                76,024                76,024
Additional paid-in capital                                                             57,275,390            57,275,390
Unearned ESOP shares                                                                   (2,152,968)           (2,076,856)
Accumulated other comprehensive loss, net                                              (2,734,653)           (2,517,282)
Retained earnings                                                                      24,498,784            24,013,522
                                                                                   --------------        --------------
                                                                                       76,962,577            76,770,798
Treasury stock at cost, 2,960,775 shares, at
December 31, 2005 and September 30, 2005                                              (24,402,544)          (24,402,544)
                                                                                  ---------------        --------------
Total stockholders' equity                                                             52,560,033            52,368,254
                                                                                  ---------------        --------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                        $   751,526,447        $  741,263,567
                                                                                  ===============        ==============

POCAHONTAS BANCORP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND
  COMPREHENSIVE INCOME (UNAUDITED)
--------------------------------------------------------------------------------

                                                                                  Three Months Ended
                                                                                      December 31
                                                                                2005                 2004
INTEREST INCOME:
  Loans receivable                                                          $ 6,901,166          $ 5,792,124
  Investment securities                                                       2,550,338            2,985,994
                                                                            -----------          -----------

            Total interest income                                             9,451,504            8,778,118

INTEREST EXPENSE:
  Deposits                                                                    3,828,760            2,795,804
  Borrowed funds                                                              1,294,078            1,273,509
  Trust preferred securities                                                    375,347              341,398
                                                                            -----------          -----------

            Total interest expense                                            5,498,185            4,410,711

NET INTEREST INCOME                                                           3,953,319            4,367,407

PROVISION FOR LOAN LOSSES                                                             -              125,000
                                                                            -----------          -----------

NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES                                                   3,953,319            4,242,407

NON-INTEREST INCOME:
  Dividends                                                                      97,701               61,868
  Fees and service charges                                                      813,728              793,704
  Gain on sale of loans                                                         201,634              273,429
  Gain on sale of loan servicing                                                219,754                    -
  Gain on sale of securities, net                                                54,023                    -
  Trading gain, net                                                                 337              362,128
  Other                                                                          67,758               59,659
                                                                            -----------          -----------

            Total other income                                                1,454,935            1,550,788
                                                                            -----------          -----------

OPERATING EXPENSE:
  Compensation and benefits                                                   2,443,520            2,369,650
  Occupancy and equipment                                                       736,194              668,533
  Insurance premiums                                                            109,074               90,459
  Professional fees                                                             251,359              256,757
  Data processing                                                               183,990              148,212
  Advertising and donations                                                     139,497              166,744
  Office supplies                                                                73,167               52,755
   REO and other repossessed assets                                              23,671               27,535
  Other                                                                         357,066              319,272
                                                                            -----------          -----------

            Total operating expense                                           4,317,538            4,099,917
                                                                            -----------          -----------

INCOME  BEFORE INCOME TAXES                                                   1,090,716            1,693,278

INCOME TAXES                                                                    234,117              575,900
                                                                            -----------          -----------

NET INCOME                                                                  $   856,599          $ 1,117,378


                                                                     (Continued)

POCAHONTAS BANCORP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND
  COMPREHENSIVE INCOME (UNAUDITED)
--------------------------------------------------------------------------------

                                                                                   Three Months Ended
                                                                                       December 31
                                                                                2005                 2004

OTHER COMPREHENSIVE INCOME (LOSS),
  NET OF TAX:
  Unrealized holding gain (loss) on securities
   available for-sale  arising during the period                            $  (181,716)         $   355,523

  Reclassification adjustment for gains
    included in net income                                                      (35,655)                   -
                                                                            -----------          -----------

              Other comprehensive income (loss)                                (217,371)             355,523
                                                                            -----------          -----------

COMPREHENSIVE INCOME                                                        $   639,228          $ 1,472,901
                                                                            ===========          ===========

EARNINGS PER SHARE:
  Basic earnings per share                                                  $      0.19          $      0.25
                                                                            ===========          ===========

  Diluted earnings per share                                                $      0.19          $      0.24
                                                                            ===========          ===========


                                                                     (Concluded)